Exhibit 3.2

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.

TruGolf Holdings, Inc. (f/k/a Deep Medicine Acquisition Corp.)

Warrant to Purchase

Series B Convertible Preferred Stock

Preferred Warrant No.: PW-[    ]

Date of Issuance: February 6, 2024 (“Issuance Date”)

Date of Exchange: [__] (“Exchange Date”)

TruGolf Holdings, Inc. (f/k/a Deep Medicine Acquisition Corp.), a Nevada corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [NAME OF HOLDER], the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon exercise of this Warrant to Purchase Series B Convertible Preferred Stock (including any Warrants to Purchase Series B Convertible Preferred Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after the Issuance Date, but not after 11:59 p.m., New York time, on the Expiration Date (as defined below), [NUMBER OF WARRANT PREFERRED SHARES] (subject to adjustment as provided herein) fully paid and non-assessable shares of Series B Convertible Preferred Stock (the “Warrant Preferred Shares”). This Warrant is one of the New Preferred Warrants (as defined in the Exchange Agreement (as defined below)) to Purchase Series B Convertible Preferred Stock (the “Exchange Preferred Warrants”) issued pursuant to those certain Second Amendment, Waiver and Exchange Agreements, dated August 17, 2026, each by and between the Company and a holder of Exchanged Securities (as defined in the Exchange Agreements) (the “Exchange Agreements”, and such Exchange Agreement, by and between the Company and the Holder, the “Exchange Agreement”), which Exchanged Securities were issued to the Holder pursuant to those certain Amendment and Exchange Agreements, dated April 22, 2025 (the “Series A Exchange Agreements”), in exchange for certain securities originally acquired by the Holder pursuant to those certain Securities Purchase Agreements, dated February 2, 2024. Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 18.

1. EXERCISE OF WARRANT.

(a) Mechanics of Exercise. Subject to the terms and conditions hereof, this Warrant may be exercised by the Holder on any day on or after the Issuance Date (an “Exercise Date”), in whole or in part, by delivery (whether via e-mail or otherwise) of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant. Within one (1) Trading Day following an exercise of this Warrant as aforesaid, the Holder shall deliver payment to the Company of an amount equal to the Exercise Price in effect on the date of such exercise multiplied by the number of Warrant Preferred Shares as to which this Warrant was so exercised (the “Aggregate Exercise Price”) in cash or via wire transfer of immediately available funds. The Holder shall not be required to deliver the original of this Warrant in order to effect an exercise hereunder. Execution and delivery of an Exercise Notice with respect to less than all of the Warrant Preferred Shares shall have the same effect as cancellation of the original of this Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Preferred Shares. Execution and delivery of an Exercise Notice for all of the then-remaining Warrant Preferred Shares shall have the same effect as cancellation of the original of this Warrant after delivery of the Warrant Preferred Shares in accordance with the terms hereof. On or before the first (1st) Trading Day following the date on which the Company has received such Exercise Notice (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade of such Warrant Preferred Shares initiated on the applicable Exercise Date), the Company shall issue and deliver (via reputable overnight courier) to the address as specified in the Exercise Notice, a certificate, registered in the name of the Holder or its designee, for the number of Warrant Preferred Shares to which the Holder shall be entitled pursuant to such exercise. Upon delivery of an Exercise Notice and the release, at the direction of the Holder, of a wire (or irrevocable wire instructions to send the wire as soon as commercially practicable, but in no event later than the next Trading Day) of the Aggregate Exercise Price to the Company (the “Exercise Conditions”), the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Preferred Shares with respect to which this Warrant has been exercised (including, without limitation, the right to convert such Warrant Preferred Shares), irrespective of the date of delivery of the certificates evidencing such Warrant Preferred Shares (as the case may be). If a certificate with respect to this Warrant is delivered to the Company in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Preferred Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Preferred Shares being acquired upon an exercise, then, at the request of the Holder, the Company shall as soon as practicable and in no event later than one (1) Business Day after any exercise and at its own expense, issue and deliver to the Holder (or its designee) a new Warrant (in accordance with Section 6(d)) representing the right to purchase the number of Warrant Preferred Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Preferred Shares with respect to which this Warrant is exercised. No fractional Warrant Preferred Shares are to be issued upon the exercise of this Warrant, but rather the number of Warrant Preferred Shares to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses that may be payable with respect to the issuance and delivery of Warrant Preferred Shares upon exercise of this Warrant. Notwithstanding the foregoing, the Company’s failure to deliver Warrant Preferred Shares to the Holder on or prior to the later of (i) one (1) Trading Day after receipt of the applicable Exercise Notice (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade of such Warrant Preferred Shares initiated on the applicable Exercise Date) and (ii) the date of the Company’s receipt of the Aggregate Exercise Price (such later date, the “Share Delivery Deadline”) shall not be deemed to be a breach of this Warrant. For the avoidance of doubt, the Holder may convert the Warrant Preferred Shares into shares of Common Stock in accordance with the terms of the Certificate of Designation at any time, at the option of the Holder, following its satisfaction of the applicable Exercise Conditions (whether or not a certificate with respect to such Warrant Preferred Shares has been delivered to the Holder on or prior to such time of conversion).

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(b) Exercise Price. For purposes of this Warrant, “Exercise Price” means $900 per each Warrant Preferred Share, subject to adjustment as provided herein.

(c) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Warrant Preferred Shares to be issued pursuant to the terms hereof, the Company shall promptly issue to the Holder the number of Warrant Preferred Shares that are not disputed and resolve such dispute in accordance with Section 14.

(d) Forced Exercise.

(i) RTO Forced Exercise

1) General. Subject to satisfaction of the conditions set forth in this Section 1(d)(i), in connection with the consummation of the Polymath Acquisition (as defined in the Exchange Agreements) (such date, the “RTO Forced Exercise Eligibility Date”), but solely to the extent, either (x) the market capitalization of the Company is at least $7.5 million (as reported by Bloomberg) for three (3) consecutive Trading Days immediately prior to the RTO Forced Exercise Notice Date (unless waived in writing by the Holder) (the “RTO Market Cap Condition”) or (y) the aggregate Conversion Amount (as defined in the Series A Certificate of Designation, but excluding any Make-Whole Amount (as defined in the Series A Certificate of Designation)) of the Series A Convertible Preferred Stock then outstanding is less than 42% of such Conversion Amount (but excluding any Make Whole Amount) as set forth on the signature page of the Holder to the Exchange Agreement (each of the foregoing conditions, collectively, “RTO Forced Exercise Conditions”), the Company shall have the right, exercisable by delivery of written notice (the “RTO Forced Exercise Notice”, and the date thereof, the “RTO Forced Exercise Notice Date”) to all, but not less than all, of the holders of Exchange Preferred Warrants, to require the exercise, in part, of such Exchange Preferred Warrants (each, an “RTO Forced Exercise”) into such aggregate number of shares of Warrant Preferred Shares as set forth in such RTO Forced Exercise Notice, (not in excess of such aggregate number of shares of Warrant Preferred Shares with a stated value of $1.5 million (such amount, the “Maximum RTO Forced Exercise Share Amount”).

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2) Mechanics. Subject to the satisfaction of the RTO Forced Exercise Conditions, the Company may deliver an RTO Forced Exercise Notice to the Holder (and each other holder of Exchange Preferred Warrants) at least five (5) Trading Days prior to the time of consummation of the Polymath Acquisition, but no more than ten (10) Trading Days prior to the date of consummation of the Polymath Acquisition. For purposes of Section 1(a) hereof, “RTO Forced Exercise Notice” shall be deemed to replace “Exercise Notice” for all purposes hereunder as if the Holder delivered an Exercise Notice to the Company on the first (1st) Trading Day immediately prior to the date of consummation of the Polymath Acquisition, mutatis mutandis. Each RTO Forced Exercise Notice shall be irrevocable. Each RTO Forced Exercise Notice shall state (i) the proposed date of the applicable RTO Forced Exercise (the “RTO Forced Exercise Date”), which shall be no less than five (5) Trading Days after the applicable RTO Forced Exercise Notice Date and no more than ten (10) Trading Days after the applicable RTO Forced Exercise Notice Date (or such other date as mutually agreed upon by the Company and the Holder); provided, however, that under no circumstances shall the RTO Forced Exercise Date occur prior to the consummation of the Polymath Acquisition, (ii) the aggregate portion of this Warrant and the Exchange Preferred Warrants subject to forced exercise from the Holder and all of the holders of the Exchange Preferred Warrants pursuant to this Section 1(d) (and analogous provisions under the Exchange Preferred Warrants, but, in the aggregate, not in excess of the Maximum RTO Forced Exercise Share Amount), (iii) the Maximum RTO Forced Exercise Share Amount applicable to the Holder (including calculations and any other documents reasonably requested by the Holder with respect thereto), (iv) that there has been no RTO Equity Conditions Failure (or specifying any such RTO Equity Conditions Failure that then exists, with an acknowledgement that unless such RTO Equity Conditions are waived, in whole or in part, such RTO Forced Exercise Notice will be invalid) and (v) a certification that, after giving effect to the Polymath Acquisition, at least one of the RTO Forced Exercise Conditions have been met. Notwithstanding anything herein to the contrary, if an RTO Equity Conditions Failure occurs at any time after a RTO Forced Exercise Notice Date (or, solely if the Company is relying on the satisfaction of the RTO Market Cap Condition to meet the RTO Forced Exercise Conditions, the market capitalization of the Company is not at least $7.5 million (as reported by Bloomberg) for each Trading Day), in each case, prior to the time of consummation of such applicable RTO Forced Exercise (each, a “RTO Condition Failure”), (I) the Company shall provide the Holder a subsequent notice to that effect and (II) unless the Holder waives the applicable RTO Conditions Failure, the RTO Forced Exercise shall be cancelled and the applicable RTO Forced Exercise Notice shall be null and void. For the avoidance of doubt, if any RTO Triggering Event has occurred and continuing, unless such RTO Triggering Event has been waived, in whole or in part, in writing by the Holder, Company shall have no right to effect a RTO Forced Exercise; provided, that such RTO Triggering Event, as applicable, shall have no effect upon the Holder’s right to exercise this Warrant in its discretion.

(ii) Post-Polymath Acquisition Forced Exercises

1) Forced Exercise Upon Shareholder Approval; General. Subject to satisfaction of the conditions set forth in this Section 1(d)(ii), on the later of (x) the consummation of the Polymath Acquisition, (y) the twenty-fifth (25th) calendar day after the RTO Forced Exercise Date with respect to the Maximum RTO Forced Exercise Share Amount of shares of Series B Convertible Preferred Stock and (z) the time the Company obtains the Shareholder Approval (as defined in the Exchange Agreements) (such later date, the “SA Forced Exercise Eligibility Date”, the Company shall have the right, exercisable by delivery of written notice (the “SA Forced Exercise Notice”, and the date thereof, the “SA Forced Exercise Notice Date”) to all, but not less than all, of the holders of Exchange Preferred Warrants, to require the exercise, in part, of such Exchange Preferred Warrants (each, an “SA Forced Exercise”) into such aggregate number of Warrant Preferred Shares as set forth in such SA Forced Exercise Notice (not in excess of such aggregate number of Warrant Preferred Shares with a stated value of $1.5 million issuable hereunder) (such amount, the “Maximum SA Forced Exercise Share Amount”)).

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2) Forced Exercise Upon Series C Conversion; General. Subject to satisfaction of the conditions set forth in this Section 1(d)(ii), on the later of (x) the twenty-fifth (25th) calendar day after the time of consummation of the SA Forced Exercise with respect to the Maximum SA Forced Exercise Share Amount of Warrant Preferred Shares and (y) the date on which all of the shares of Series C convertible preferred stock of the Company have been converted into Common Stock pursuant to the certificate of designations with respect thereto (including calculations and any other documents reasonably requested by the Holder with respect thereto) (such later date, the “CC Forced Exercise Eligibility Date”, and together with the SA Forced Exercise Eligibility Date, each a “Forced Exercise Eligibility Date”), the Company shall have the right, exercisable by delivery of written notice (the “CC Forced Exercise Notice”, and together with the SA Forced Exercise Notice, each a “Forced Exercise Notice”, and the date thereof, the “CC Forced Exercise Notice Date”, together with the SA Forced Exercise Notice Date, each a “Forced Exercise Notice Date”) to all, but not less than all, of the holders of Exchange Preferred Warrants, to require the exercise, in part, of such Exchange Preferred Warrants (the “CC Forced Exercise”, and together with the SA Forced Exercise, each a “Forced Exercise”, and the date thereof, each a “Forced Exercise Date”) into such aggregate number of Warrant Preferred Shares as set forth in such CC Forced Exercise Notice (not in excess of such aggregate number of Warrant Preferred Shares with a stated value of $2 million issuable hereunder) (such amount, the “Maximum CC Forced Exercise Share Amount”, and together with the Maximum SA Forced Exercise Share Amount, each a “Forced Exercise Share Amount”)).

3) Mechanics. The Company may deliver a Forced Exercise Notice to the Holder (and each other holder of Exchange Preferred Warrants) on the applicable Forced Exercise Eligibility Date, as applicable, if the market capitalization of the Company is at least $35 million (as reported by Bloomberg) as of the Trading Day immediately prior to such applicable Forced Exercise Notice Date (unless waived in writing by the Holder). For purposes of Section 1(a) hereof, “Forced Exercise Notice” shall be deemed to replace “Exercise Notice” for all purposes thereunder as if the Holder delivered an Exercise Notice to the Company on the first (1st) Trading Day immediately prior to the applicable Forced Exercise Date, mutatis mutandis. Each Forced Exercise Notice shall be irrevocable. Each Forced Exercise Notice shall state (i) the proposed date of the applicable Forced Exercise, which shall be no less than five (5) Trading Days after such applicable Forced Exercise Notice Date and no more than ten (10) Trading Days after such applicable Forced Exercise Notice Date (or such other date as mutually agreed upon by the Company and the Holder), (ii) the aggregate portion of this Warrant and the Exchange Preferred Warrants subject to forced exercise from the Holder and all of the holders of the Exchange Preferred Warrants pursuant to this Section 1(d) (and analogous provisions under the Exchange Preferred Warrants, but, in the aggregate, not in excess of the applicable Forced Exercise Share Amount), (iii) the applicable Forced Exercise Share Amount applicable to the Holder (including calculations and any other documents reasonably requested by the Holder with respect thereto), (iv) that there has been no Equity Conditions Failure (or specifying any such Equity Conditions Failure that then exists, with an acknowledgement that unless such Equity Conditions are waived, in whole or in part, such Forced Exercise Notice will be invalid) and (v) a certification that, the applicable Forced Exercise Eligibility Date has occurred (including calculations and any other documents reasonably requested by the Holder with respect thereto). Notwithstanding anything herein to the contrary, if the market capitalization of the Company fails to be at least $35 million (as reported by Bloomberg) for each Trading Day during the period commencing on the Forced Exercise Notice Date through, and including, the Forced Exercise Date (the “Minimum Capitalization Condition”, and such failure to satisfy the Minimum Capitalization Condition, each a “Minimum Capitalization Failure”) or an Equity Conditions Failure occurs at any time after a Forced Exercise Notice Date and prior to the time of consummation of such applicable Forced Exercise, (I) the Company shall provide the Holder a subsequent notice to that effect and (II) unless the Holder waives the applicable Equity Conditions Failure and/or Minimum Capitalization Failure, the Forced Exercise shall be cancelled and the applicable Forced Exercise Notice shall be null and void. For the avoidance of doubt, if any Triggering Event (as defined in the Certificate of Designations) has occurred and continuing, unless such Triggering Event has been waived, in whole or in part, in writing by the Holder, Company shall have no right to effect a Forced Exercise; provided, that such Triggering Event, as applicable, shall have no effect upon the Holder’s right to exercise this Warrant in its discretion.

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(iii) Pro Rata Exercise Requirement. If the Company elects to cause a Forced Exercise of this Warrant pursuant to this Section 1(d), then it must simultaneously take the same action in the same proportion with respect to all of the Exchange Preferred Warrants.

(iv) Fees. In connection with each Forced Exercise, the Company shall reimburse the Holders, in the aggregate of (i) a non-accountable amount of $20,000 per each such Forced Exercise, for legal fees of outside counsel and disbursements of Kelley Drye & Warren LLP, counsel to one or more Holders and (ii) a non-accountable amount of $20,000 per each such Forced Exercise, for legal fees of outside counsel and disbursements of Venturist Law, Ltd., counsel to one or more Holders (collectively, the “Legal Fees”) and the Company shall be deemed to have directed the applicable Holders to withhold such Legal Fees from its Aggregate Exercise Price (and any unpaid Legal Fee Amount (as defined in the Exchange Agreement) owed to Kelley Drye & Warren LLP and Venturist Law, Ltd., if any) hereunder with respect thereto; provided, that the Company shall promptly reimburse the Holder (or Kelley Drye & Warren LLP and Venturist Law, Ltd., as applicable) on demand for all Legal Fees hereto (and any unpaid Legal Fee Amount (as defined in the Exchange Agreement) owed to Kelley Drye & Warren LLP and Venturist Law, Ltd., if any) not so reimbursed through such withholding in the payment of such Aggregate Exercise Price by the Holder pursuant to such applicable Forced Exercise. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, transfer agent fees, DTC fees or broker’s commissions (other than for Persons engaged by the Holder) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold the Holder harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment.

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(e) Reservation of Shares. So long as this Warrant remains outstanding, the Company shall at all times keep reserved for issuance under this Warrant a number of shares of Series B Convertible Preferred Stock at least equal to 100% of the maximum number of shares of Series B Convertible Preferred Stock as shall be necessary to satisfy the Company’s obligation to issue shares of Series B Convertible Preferred Stock under the Exchange Preferred Warrants then outstanding (without regard to any limitations on exercise) (the “Required Reserve Amount”); provided that at no time shall the number of shares of Series B Convertible Preferred Stock reserved pursuant to this Section 1(e) be reduced other than proportionally in connection with any exercise or redemption of Exchange Preferred Warrants or such other event covered by Section 2(a) below. The Required Reserve Amount (including, without limitation, each increase in the number of shares so reserved) shall be allocated pro rata among the holders of the Exchange Preferred Warrants based on number of shares of Series B Convertible Preferred Stock issuable upon exercise of Exchange Preferred Warrants held by each holder on the Closing Date (without regard to any limitations on exercise) or increase in the number of reserved shares, as the case may be (the “Authorized Share Allocation”). In the event that a holder shall sell or otherwise transfer any of such holder’s Exchange Preferred Warrants, each transferee shall be allocated a pro rata portion of such holder’s Authorized Share Allocation. Any shares of Series B Convertible Preferred Stock reserved and allocated to any Person which ceases to hold any Exchange Preferred Warrants shall be allocated to the remaining holders of Exchange Preferred Warrants, pro rata based on the number of Warrant Preferred Shares issuable upon exercise of the Exchange Preferred Warrants then held by such holders (without regard to any limitations on exercise). If, notwithstanding the foregoing, and not in limitation thereof, at any time while any of the Exchange Preferred Warrants remain outstanding, the Company does not have a sufficient number of authorized and unreserved shares of Series B Convertible Preferred Stock to satisfy its obligation to reserve the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Series B Convertible Preferred Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for all the Exchange Preferred Warrants then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its shareholders for the approval of an increase in the number of authorized shares of Series B Convertible Preferred Stock. In connection with such meeting, the Company shall provide each shareholder with a proxy statement and shall use its best efforts to solicit its shareholders’ approval of such increase in authorized shares of Series B Convertible Preferred Stock and to cause its board of directors to recommend to the shareholders that they approve such proposal. Notwithstanding the foregoing, if any such time of an Authorized Share Failure, the Company is able to obtain the written consent of a majority of its issued and outstanding shares of Series B Convertible Preferred Stock to approve the increase in the number of authorized shares of Series B Convertible Preferred Stock, the Company may satisfy this obligation by obtaining such consent and submitting for filing with the SEC an Information Statement on Schedule 14C.

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2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT PREFERRED SHARES. The Exercise Price and number of Warrant Preferred Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 2.

(a) Stock Dividends and Splits. If the Company, at any time on or after the Exchange Date, (i) pays a stock dividend on one or more classes of its then outstanding Warrant Preferred Shares or otherwise makes a distribution on any class of capital stock that is payable in Warrant Preferred Shares, (ii) subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its then outstanding Warrant Preferred Shares into a larger number of shares or (iii) combines (by combination, reverse stock split or otherwise) one or more classes of its then outstanding Warrant Preferred Shares into a smaller number of shares then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of Warrant Preferred Shares outstanding immediately before such event and of which the denominator shall be the number of Warrant Preferred Shares outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this paragraph occurs during the period that an Exercise Price is calculated hereunder, then the calculation of such Exercise Price shall be adjusted appropriately to reflect such event.

(b) Number of Warrant Preferred Shares. Simultaneously with any adjustment to the Exercise Price pursuant to this Section 2, the number of Warrant Preferred Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Preferred Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment (without regard to any limitations on exercise contained herein).

(c) Voluntary Adjustment By Company. Subject to the rules and regulations of the Principal Market, the Company may at any time during the term of this Warrant, with the prior written consent of the Holder, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the board of directors of the Company.

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3. FUNDAMENTAL TRANSACTIONS.

(a) Fundamental Transactions. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Warrant and the other Exchange Documents (as defined in the Exchange Agreements) in accordance with the provisions of this Section 3(a) pursuant to written agreements in form and substance satisfactory to the Holder and approved by the Holder prior to such Fundamental Transaction, including agreements to deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, which is exercisable for a corresponding number of shares of capital stock equivalent to the shares of Series B Convertible Preferred Stock acquirable and receivable upon exercise of this Warrant prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Series B Convertible Preferred Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction) and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. Upon the consummation of each Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of the applicable Fundamental Transaction, the provisions of this Warrant and the other Exchange Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Exchange Documents with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of each Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction, in lieu of the shares of Series B Convertible Preferred Stock (or other securities, cash, assets or other property) issuable upon the exercise of this Warrant prior to the applicable Fundamental Transaction, such shares of publicly traded common stock (or its equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been completely exercised (and the underlying Warrant Preferred Shares completely converted) immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the conversion of the Warrant Preferred Shares), as adjusted in accordance with the provisions of this Warrant. Notwithstanding the foregoing, the Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 3(a) to permit the Fundamental Transaction without the assumption of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of each Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant and conversion of the underlying Warrant Preferred Shares at any time after the consummation of the applicable Fundamental Transaction but prior to the Expiration Date, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property) issuable upon the exercise of the Warrant and conversion of the underlying Warrant Preferred Shares prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised and converted into Warrant Preferred Shares immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder.

(b) Application. The provisions of this Section 3 shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied as if this Warrant (and any such subsequent warrants) were fully exercisable and without regard to any limitations on the exercise of this Warrant.

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4. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Incorporation (as defined in the Exchange Agreement), Bylaws (as defined in the Exchange Agreement) or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (a) shall not increase the par value of any Warrant Preferred Shares receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (b) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Warrant Preferred Shares upon the exercise of this Warrant.

5. WARRANT HOLDER NOT DEEMED A SHAREHOLDER. Except as otherwise specifically provided herein, the Holder, solely in its capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in its capacity as the Holder of this Warrant, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Preferred Shares which it is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company, except to the extent required, from time to time, pursuant to Section 1(d) herein. Notwithstanding this Section 5, the Company shall provide the Holder with copies of the same notices and other information given to the shareholders of the Company generally, contemporaneously with the giving thereof to the shareholders. Notwithstanding anything herein to the contrary, if after the sixty (60) calendar day anniversary of the Exchange Date, the Holder is not permitted to exercise this Warrant in full for any reason, the Company shall use its best efforts to promptly remedy such failure, including, without limitation, obtaining such consents or approvals as necessary to permit such exercise into shares of Series B Convertible Preferred Stock.

6. REISSUANCE OF WARRANTS.

(a) Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 6(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Preferred Shares being transferred by the Holder and, if less than the total number of Warrant Preferred Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 6(d)) to the Holder representing the right to purchase the number of Warrant Preferred Shares not being transferred.

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(b) Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 6(d)) representing the right to purchase the Warrant Preferred Shares then underlying this Warrant.

(c) Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 6(d)) representing in the aggregate the right to purchase the number of Warrant Preferred Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Preferred Shares as is designated by the Holder at the time of such surrender; provided, however, no warrants for fractional Warrant Preferred Shares shall be given.

(d) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Preferred Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 6(a) or Section 6(c), the Warrant Preferred Shares designated by the Holder which, when added to the number of Warrant Preferred Shares underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Preferred Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, (iv) shall have an exchange date, as indicated on the face of such new Warrant which is the same as the Exchange Date, and (v) shall have the same rights and conditions as this Warrant.

7. NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 11 of the New Registration Rights Agreement (as defined in the Exchange Agreement). The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant (other than the issuance of Warrant Preferred Shares upon exercise in accordance with the terms hereof), including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon each adjustment of the Exercise Price and the number of Warrant Preferred Shares, setting forth in reasonable detail, and certifying, the calculation of such adjustment(s), (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder, (iii) at least ten (10) Trading Days prior to the consummation of any Fundamental Transaction and (iv) within one (1) Business Day of the occurrence of a Triggering Event (as defined in the Certificate of Designations), setting forth in reasonable detail any material events with respect to such Triggering Event and any efforts by the Company to cure such Triggering Event. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of its Subsidiaries (as defined in the Exchange Agreement), the Company shall simultaneously file such notice with the SEC (as defined in the Exchange Agreement) pursuant to a Current Report on Form 8-K. If the Company or any of its Subsidiaries provides material non-public information to the Holder that is not simultaneously filed in a Current Report on Form 8-K and the Holder has not agreed to receive such material non-public information, the Company hereby covenants and agrees that the Holder shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents with respect to, or a duty to any of the foregoing not to trade on the basis of, such material non-public information. It is expressly understood and agreed that the time of execution specified by the Holder in each Exercise Notice shall be definitive and may not be disputed or challenged by the Company.

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8. DISCLOSURE. Upon delivery by the Company to the Holder (or receipt by the Company from the Holder) of any notice in accordance with the terms of this Warrant, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries, the Company shall on or prior to 9:00 am, New York city time on the Business Day immediately following such notice delivery date, publicly disclose such material, non-public information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or any of its Subsidiaries, the Company so shall indicate to the Holder explicitly in writing in such notice (or immediately upon receipt of notice from the Holder, as applicable), and in the absence of any such written indication in such notice (or notification from the Company immediately upon receipt of notice from the Holder), the Holder shall be entitled to presume that information contained in the notice does not constitute material, non-public information relating to the Company or any of its Subsidiaries. Nothing contained in this Section 8 shall limit any obligations of the Company, or any rights of the Holder, under Section 7 of the Exchange Agreement.

9. ABSENCE OF TRADING AND DISCLOSURE RESTRICTIONS. The Company acknowledges and agrees that the Holder is not a fiduciary or agent of the Company and that the Holder shall have no obligation to (a) maintain the confidentiality of any information provided by the Company or (b) refrain from trading any securities while in possession of such information in the absence of a written non-disclosure agreement signed by an officer of the Holder that explicitly provides for such confidentiality and trading restrictions. In the absence of such an executed, written non-disclosure agreement, the Company acknowledges that the Holder may freely trade in any securities issued by the Company, may possess and use any information provided by the Company in connection with such trading activity, and may disclose any such information to any third party.

10. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

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11. SEVERABILITY. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

12. GOVERNING LAW. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of Nevada, without giving effect to any provision of law or rule (whether of the State of Nevada or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Nevada. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to the Company at the address set forth on the signature page of the Exchange Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Las Vegas, Nevada, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

13. CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant. Terms used in this Warrant but defined in the other Exchange Documents shall have the meanings ascribed to such terms on the date of the Exchange Agreement in such other Exchange Documents unless otherwise consented to in writing by the Holder.

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14. DISPUTE RESOLUTION.

(a) Submission to Dispute Resolution.

(i) In the case of a dispute relating to the Exercise Price or fair market value or the arithmetic calculation of the number of Warrant Preferred Shares (as the case may be) (including, without limitation, a dispute relating to the determination of any of the foregoing), the Company or the Holder (as the case may be) shall submit the dispute to the other party via electronic mail (A) if by the Company, within two (2) Business Days after the occurrence of the circumstances giving rise to such dispute or (B) if by the Holder, at any time after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to promptly resolve such dispute relating to such Exercise Price or such fair market value or such arithmetic calculation of the number of Warrant Preferred Shares (as the case may be), at any time after the second (2nd) Business Day following such initial notice by the Company or the Holder (as the case may be) of such dispute to the Company or the Holder (as the case may be), then the Holder may, at its sole option, select an independent, reputable investment bank to resolve such dispute.

(ii) The Holder and the Company shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 14 and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (New York time) by the fifth (5th) Business Day immediately following the date on which the Holder selected such investment bank (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either the Holder or the Company fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Company and the Holder or otherwise requested by such investment bank, neither the Company nor the Holder shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation).

(iii) The Company and the Holder shall cause such investment bank to determine the resolution of such dispute and notify the Company and the Holder of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. Such investment bank’s resolution of such dispute shall be final and binding upon all parties absent manifest error.

(iv) Any reasonable costs and/or fees, including all reasonable attorneys’ fees of all parties and/or the reasonable fees of the investment bank, shall be paid at the resolution of the dispute by the losing party.

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(b) Miscellaneous. The Company expressly acknowledges and agrees that (i) this Section 14 constitutes an agreement to arbitrate between the Company and the Holder (and constitutes an arbitration agreement) under the applicable rules then in effect under the laws of Nevada, as amended, (ii) the terms of this Warrant and each other applicable Exchange Document shall serve as the basis for the selected investment bank’s resolution of the applicable dispute, such investment bank shall be entitled (and is hereby expressly authorized) to make all findings, determinations and the like that such investment bank determines are required to be made by such investment bank in connection with its resolution of such dispute, in its sole discretion, the Holder shall have the right to submit any dispute described in this Section 14 to any state or federal court sitting in Las Vegas, Nevada in lieu of utilizing the procedures set forth in this Section 14 and (iii) nothing in this Section 14 shall limit the Holder from obtaining any injunctive relief or other equitable remedies (including, without limitation, with respect to any matters described in this Section 14).

15. REMEDIES, CHARACTERIZATION, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Exchange Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Warrant. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, exercises and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Warrant (including, without limitation, compliance with Section 2 hereof). The issuance of shares and certificates for shares as contemplated hereby upon the exercise of this Warrant shall be made without charge to the Holder or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder or its agent on its behalf.

16. PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Warrant is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the holder otherwise takes action to collect amounts due under this Warrant or to enforce the provisions of this Warrant or (b) there occurs any bankruptcy, reorganization, receivership of the company or other proceedings affecting company creditors’ rights and involving a claim under this Warrant, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements.

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17. TRANSFER. This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company.

18. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a) “1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

(b) “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(c) “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(d) “Bloomberg” means Bloomberg, L.P.

(e) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

(f) “Certificate of Designation” means that certain Certificate of Designation for the Series B Convertible Preferred Stock of the Company, to be dated on or before closing of the Polymath Acquisition, as amended from time to time.

(g) “Common Stock” means (i) the Company’s shares of class A common stock, $0.0001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(h) “Eligible Market” means The New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, or the Principal Market.

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(i) “Equity Conditions” means, with respect to an given date of determination: (i) on such applicable date of determination one or more registration statements (each, the “Forced Exercise Registration Statement”) filed pursuant to the New Registration Rights Agreement (as defined in the Exchange Agreement) shall be effective and the prospectus contained therein shall be available on such applicable date of determination (with, for the avoidance of doubt, any shares of Common Stock previously sold pursuant to such prospectus deemed unavailable) for the resale of all shares of Common Stock (the “Conversion Shares”) issuable upon conversion of the Series B Convertible Preferred Stock then outstanding and such Warrant Preferred Shares to be issued in connection with the event requiring such determination, without regard to any limitations on conversion set forth in the Certificate of Designation, at the Floor Price (as defined in the Certificate of Designation) then in effect (such applicable aggregate number of shares of Common Stock, each, a “Required Minimum Securities Amount”) in accordance with the terms of the Registration Rights Agreement and there shall not have been during such period any Grace Periods (as defined in the Registration Rights Agreement); (ii) on each day during the period beginning thirty (30) calendar days prior to the applicable date of determination and ending on and including the applicable date of determination (the “Equity Conditions Measuring Period”), the Common Stock (including all shares of Common Stock issuable upon conversion of the Series B Convertible Preferred Stock then outstanding and the Warrant Preferred Shares to be issued in the event requiring this determination) is listed or designated for quotation (as applicable) on an Eligible Market and shall not have been suspended from trading on an Eligible Market (other than suspensions of not more than two (2) days and occurring prior to the applicable date of determination due to business announcements by the Company) nor shall delisting or suspension by an Eligible Market have been threatened (with a reasonable prospect of delisting occurring after giving effect to all applicable notice, appeal, compliance and hearing periods) or reasonably likely to occur or pending as evidenced by (A) a writing by such Eligible Market or (B) the Company falling below the minimum listing maintenance requirements of the Eligible Market on which the Common Stock is then listed or designated for quotation (as applicable) (or, any such failure to comply with the minimum listing maintenance requirements would cease to exists after giving effect to the consummation of the Forced Exercise pursuant to which this determination is being made); (iii) during the Equity Conditions Measuring Period, the Company shall have delivered all Warrant Preferred Shares issuable upon exercise of this Warrant on a timely basis as set forth in Section 1 hereof and all other shares of capital stock required to be delivered by the Company on a timely basis as set forth in the other Exchange Documents; (iv) any Warrant Preferred Shares to be issued in connection with the event requiring determination (and the Required Minimum Securities Amount of Conversion Shares related thereto and issuable upon conversion of the Preferred Shares (as defined in the Certificate of Designation) then outstanding (in each case, without regard to any limitations on conversion set forth in the Certificate of Designation and at the Floor Price then in effect) may be issued in full without violating the rules or regulations of the Eligible Market on which the Common Stock is then listed or designated for quotation (as applicable); (v) on each day during the Equity Conditions Measuring Period, no public announcement of a pending, proposed or intended Fundamental Transaction shall have occurred which has not been abandoned, terminated or consummated; (vi) the Company shall have no knowledge of any fact that would reasonably be expected to cause the applicable Forced Exercise Registration Statement to not be effective or the prospectus contained therein to not be available for the resale by the Holder of the Required Minimum Securities Amount of Conversion Shares related to all Preferred Shares then outstanding and any Warrant Preferred Shares to be issued in connection with such determination, respectively, and no Current Public Information Failure (as defined in the Registration Rights Agreement) exists or is continuing; (vii) the Holder shall not be in possession of any material, non-public information provided to any of them by the Company, any of its Subsidiaries or any of their respective affiliates, employees, officers, representatives, agents or the like; (viii) on each day during the Equity Conditions Measuring Period, the Company otherwise shall have been in compliance with each, and shall not have breached any representation or warranty in any material respect (other than representations or warranties subject to material adverse effect or materiality, which may not be breached in any respect) or any covenant or other term or condition of any Exchange Document, including, without limitation, the Company shall not have failed to timely make any payment pursuant to any Exchange Document; (ix) there shall not have occurred any Volume Failure or Price Failure as of such applicable date of determination; (x) on the applicable date of determination (A) no Authorized Share Failure shall exist or be continuing, (B) all Warrant Preferred Shares to be issued in connection with the event requiring this determination may be issued in full without resulting in an Authorized Share Failure (as defined in Section 1(e) above) and (C) the issuance of the Conversion Shares issuable upon conversion of such Warrant Preferred Shares and the Series B Convertible Preferred Stock then outstanding (assuming, for such purpose, that all the Series B Convertible Preferred Stock then outstanding and such Warrant Preferred Shares are converted at the Floor Price then in effect and without regard to any limitations on conversion set forth in the Certificate of Designations) will not result in an Authorized Share Failure (as defined in the Certificate of Designations); (xi) on each day during the Equity Conditions Measuring Period, there shall not have occurred and there shall not exist a Triggering Event (as defined in the Certificate of Designation) or an event that with the passage of time or giving of notice would constitute a Triggering Event; (xii) the shares of Common Stock issuable upon conversion of all of the Preferred Shares issued pursuant to the Exchange Agreements and issuable upon exercise of the Exchange Preferred Warrants are duly authorized and listed and eligible for trading without restriction on an Eligible Market (assuming, for such purpose, that all the Preferred Shares then outstanding and such Warrant Preferred Shares are converted at the Floor Price then in effect and without regard to any limitations on conversion set forth in the Certificate of Designation); (xiii) no bona fide dispute shall exist, by and between any of holder of Series B Convertible Preferred Stock or Exchange Preferred Warrants, the Company, the Principal Market (or such applicable Eligible Market in which the Common Stock of the Company is then principally trading) and/or FINRA with respect to any term or provision of the Certificate of Designation, any Exchange Preferred Warrant or any other Exchange Document and (xiv) the Company shall have obtained the Shareholder Approval (as defined in the Exchange Agreement), which shall remain in full force and effect as of such date of determination.

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(j) “Equity Conditions Failure” means that on each day during the period commencing twenty (20) Trading Days prior to the applicable Forced Exercise Notice Date through and including the applicable Forced Exercise Date, the Equity Conditions have not been satisfied (or waived in writing by the Holder).

(k) “Expiration Date” means the date that is the eighteen (18) month anniversary of the Shareholder Approval Date (or such later date as extended by written consent of the Company and the Holder) or, if such date falls on a day other than a Trading Day or on which trading does not take place on the Principal Market (a “Holiday”), the next date that is not a Holiday.

(l) “Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its Common Stock, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the date of this Warrant calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other shareholders of the Company to surrender their shares of Common Stock without approval of the shareholders of the Company or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

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(m) “Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.

(n) “Holder Pro Rata Amount” means a fraction (i) the numerator of which is the aggregate number of shares of Series B Convertible Preferred Stock issued to the Holder on the Exchange Date and (ii) the denominator of which is the aggregate number of shares of Series B Convertible Preferred Stock issued to pursuant to the Exchange Agreements on the Exchange Date.

(o) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(p) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(q) “Price Failure” means, with respect to a particular date of determination, the VWAP of the Common Stock on any of the last five (5) Trading Days during the thirty (30) Trading Day period ending on the Trading Day immediately preceding such date of determination fails to exceed $1.10 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring after the Exchange Date). All such determinations to be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during any such measuring period.

(r) “Principal Market” means the Nasdaq Capital Market.

(s) “RTO Equity Conditions” means, with respect to an given date of determination:

(i) on each day during the period beginning thirty (30) calendar days prior to the applicable date of determination and ending on and including the applicable date of determination (the “RTO Equity Conditions Measuring Period”), the Common Stock (including all shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock then outstanding and the Warrant Preferred Shares to be issued in the event requiring this determination) is listed or designated for quotation (as applicable) on an Eligible Market and shall not have been suspended from trading on an Eligible Market (other than suspensions of not more than two (2) days and occurring prior to the applicable date of determination due to business announcements by the Company) nor shall delisting or suspension by an Eligible Market have been threatened (with a reasonable prospect of delisting occurring after giving effect to all applicable notice, appeal, compliance and hearing periods) or reasonably likely to occur or pending as evidenced by (A) a writing by such Eligible Market or (B) the Company falling below the minimum listing maintenance requirements of the Eligible Market on which the Common Stock is then listed or designated for quotation (as applicable) (or, any such failure to comply with the minimum listing maintenance requirements would cease to exists after giving effect to the consummation of the Forced Exercise pursuant to which this determination is being made);

(ii) during the RTO Equity Conditions Measuring Period, the Company shall have delivered all Warrant Preferred Shares issuable upon exercise of this Warrant on a timely basis as set forth in Section 1 of the Series A Certificate of Designation and all other shares of capital stock required to be delivered by the Company on a timely basis as set forth in the other Exchange Documents;

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(iii) after the Company shall have obtained the Shareholder Approval (as defined in the Exchange Agreements), any Warrant Preferred Shares to be issued in connection with the event requiring determination (and the Required Minimum Securities Amount of Conversion Shares related thereto and issuable upon conversion of the Preferred Shares (as defined in the Certificate of Designation) then outstanding (in each case, without regard to any limitations on conversion set forth in the Certificate of Designation and at the Floor Price then in effect) may be issued in full without violating the rules or regulations of the Eligible Market on which the Common Stock is then listed or designated for quotation (as applicable);

(iv) on each day during the RTO Equity Conditions Measuring Period, no public announcement of a pending, proposed or intended Fundamental Transaction shall have occurred which has not been abandoned, terminated or consummated;

(v) other than during the period commencing on the time the Holder receives the RTO Forced Exercise Notice through, and including, the date of consummation of the Polymath Acquisition, the Holder shall not be in possession of any material, non-public information provided to any of them by the Company, any of its Subsidiaries or any of their respective affiliates, employees, officers, representatives, agents or the like;

(vi) after the Company shall have obtained the Shareholder Approval (as defined in the Exchange Agreements) (A) no Authorized Share Failure shall exist or be continuing, (B) all Warrant Preferred Shares to be issued in connection with the event requiring this determination may be issued in full without resulting in an Authorized Share Failure and (C) the issuance of the Conversion Shares issuable upon conversion of such Warrant Preferred Shares and the Series B Convertible Preferred Stock then outstanding (assuming, for such purpose, that all the Series B Convertible Preferred Stock then outstanding and such Warrant Preferred Shares are converted at the Floor Price then in effect and without regard to any limitations on conversion set forth in the Certificate of Designations) will not result in an Authorized Share Failure (as defined in the Certificate of Designations);

(vii) on each day during the RTO Equity Conditions Measuring Period, there shall not have occurred and there shall not exist an RTO Triggering Event;

(viii) after the Company shall have obtained the Shareholder Approval, the shares of Common Stock issuable upon conversion of all of the Preferred Shares issued pursuant to the Exchange Agreements and issuable upon exercise of the Exchange Preferred Warrants are duly authorized and listed and eligible for trading without restriction on an Eligible Market (assuming, for such purpose, that all the Preferred Shares then outstanding and such Warrant Preferred Shares are converted at the Floor Price then in effect and without regard to any limitations on conversion set forth in the Certificate of Designation); and

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(ix) no bona fide dispute shall exist, by and between any of holder of Series B Convertible Preferred Stock or Exchange Preferred Warrants, the Company, the Principal Market (or such applicable Eligible Market in which the Common Stock of the Company is then principally trading) and/or FINRA with respect to any term or provision of the Certificate of Designation, any Exchange Preferred Warrant or any other Exchange Document or with respect to the listing, issuance, exercise or conversion of any New Securities or the listing or trading of any shares of Common Stock issuable pursuant thereto.

(t) “RTO Equity Conditions Failure” means that on the applicable RTO Forced Exercise Notice Date through and including the applicable RTO Forced Exercise Date, the RTO Equity Conditions have not been satisfied (or waived in writing by the Holder).

(u) “RTO Triggering Event” means the occurrence of any of the following:

(i) the suspension from trading or the failure of the Common Stock to be trading or listed (as applicable) on an Eligible Market for a period of five (5) consecutive Trading Days;

(ii) the Company’s (A) failure to cure a Conversion Failure by delivery of the required number of shares of Common Stock within five (5) Trading Days after the applicable Conversion Date or exercise date (as the case may be) or (B) notice, written or oral, to any holder of Preferred Shares, including, without limitation, by way of public announcement or through any of its agents, at any time, of its intention not to comply, as required, with a request for conversion of any Preferred Shares into shares of Common Stock that is requested in accordance with the provisions of the Series A Certificate of Designation, other than pursuant to Section 4(d) hereof;

(iii) the occurrence of any default under, redemption of or acceleration prior to maturity of at least an aggregate of $750,000 of Indebtedness (as defined in the Series A Certificate of Designation) of the Company or any of its Subsidiaries;

(iv) bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Company or any Subsidiary and, if instituted against the Company or any Subsidiary by a third party, shall not be dismissed within sixty (60) days of their initiation;

(v) the commencement by the Company or any Subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Company or any Subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Company or any Subsidiary in furtherance of any such action or the taking of any action by any Person to commence a Uniform Commercial Code foreclosure sale or any other similar action under federal, state or foreign law;

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(vi) the entry by a court of (i) a decree, order, judgment or other similar document in respect of the Company or any Subsidiary of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (ii) a decree, order, judgment or other similar document adjudging the Company or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary under any applicable federal, state or foreign law or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of sixty (60) consecutive days;

(vii) a final judgment or judgments for the payment of money aggregating in excess of $750,000 are rendered against the Company and/or any of its Subsidiaries and which judgments are not, within sixty (60) days after the entry thereof, bonded, discharged, settled or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; provided, however, any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $500,000 amount set forth above so long as the Company provides each Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to each Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company or such Subsidiary (as the case may be) will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment;

(viii) the Company and/or any Subsidiary, individually or in the aggregate, either (i) fails to pay, when due, or within any applicable grace period, any payment with respect to any Indebtedness in excess of $750,000 due to any third party (other than, with respect to unsecured Indebtedness only, payments contested by the Company and/or such Subsidiary (as the case may be) in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP) or is otherwise in breach or violation of any agreement for monies owed or owing in an amount in excess of $750,000, which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder, or (ii) suffer to exist any other circumstance or event that would, with or without the passage of time or the giving of notice, result in a default or event of default under any agreement binding the Company or any Subsidiary, which default or event of default would or is likely to have a material adverse effect on the business, assets, operations (including results thereof), liabilities, properties, condition (including financial condition) or prospects of the Company or any of its Subsidiaries, individually or in the aggregate;

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(ix) other than as specifically set forth in another clause of this Section 18(u), the Company or any Subsidiary breaches any representation or warranty in any material respect (other than any representation or warranty subject to a materiality or Material Adverse Effect qualification, which may not be breached in any respect), or breached in any material respect any covenant or other term or condition of this Warrant or any Exchange Agreement, including, without limitation, any Series A Exchange Agreement, the Series A Certificate of Designation, any Series A Preferred Warrant and any other document governing or relating to the Series A Preferred Stock or Series A Preferred Warrants, except, in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured for a period of two (2) consecutive Trading Days; or

(x) other than the Polymath Acquisition, any Change of Control occurs without the prior written consent of the Required Holders, which consent shall not be unreasonably withheld, conditioned or delayed.

(v) “SEC” means the United States Securities and Exchange Commission or the successor thereto.

(w) “Series A Certificate of Designation” shall have the meaning as set forth in the Exchange Agreements.

(x) “Series A Convertible Preferred Stock” means (i) the Company’s Series A Convertible Preferred Stock, $0.0001 par value per share, issued and issuable pursuant to the Series A Certificate of Designation and (ii) any capital stock into which such Series A Convertible Preferred Stock shall have been changed or any share capital resulting from a reclassification of such Series A Convertible Preferred Stock.

(y) “Series B Certificate of Designation” shall mean the New Certificate of Designation (as defined in the Exchange Agreements).

(z) “Series B Convertible Preferred Stock” means (i) the Company’s Series B Convertible Preferred Stock, $0.0001 par value per share, issued and issuable pursuant to the Series B Certificate of Designation and (ii) any capital stock into which such Series B Convertible Preferred Stock shall have been changed or any share capital resulting from a reclassification of such Series B Convertible Preferred Stock.

(aa) “Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(bb) “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

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(cc) “Trading Day” means, as applicable, (x) with respect to all price or trading volume determinations relating to the Common Stock, any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder or (y) with respect to all determinations other than price or trading volume determinations relating to the Common Stock, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.

(dd) “Volume Failure” means, with respect to a particular date of determination, the aggregate daily dollar trading volume (as reported on Bloomberg) of the Common Stock on the Principal Market on any five (5) Trading Days during the thirty (30) Trading Day period ending on the Trading Day immediately preceding such date of determination (such period, the “Volume Failure Measuring Period”), is less than (x) with respect to any SA Forced Exercise, $75,000, or (y) with respect to any CC Forced Exercise, $400,000, in each case, as adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring after the Exchange Date.

(a) “VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded), during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg through its “VAP” function (set to 09:30 start time and 16:00 end time) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 14. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

[signature page follows]

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IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Series B Convertible Preferred Stock to be duly executed as of the Exchange Date set out above.

TruGolf Holdings, Inc. (f/k/a Deep Medicine Acquisition Corp.)

By:
Name:
Title:

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
WARRANT TO PURCHASE SERIES B CONVERTIBLE PREFERRED STOCK

TRUGOLF HOLDINGS, INC.

The undersigned holder hereby elects to exercise the Warrant to Purchase Series B Convertible Preferred Stock, No. [      ] (the “Warrant”) of TruGolf Holdings, Inc., a Nevada corporation (the “Company”) as specified below. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Payment of Exercise Price. The Holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

2. Delivery of Warrant Preferred Shares. The Company shall deliver to Holder, or its designee or agent as specified below, __________ shares of Series B Convertible Preferred Stock in accordance with the terms of the Warrant. Delivery shall be made to Holder, or for its benefit, as a certificate to the following name and to the following address:

Issue to:

Date: _____________ __, _______

_________________________

Name of Registered Holder

By:
Name:
Title:

Tax ID:
E-mail Address:

EXHIBIT B

ACKNOWLEDGMENT

The Company hereby acknowledges receipt of the attached Exercise Notice and consents to such exercise of the Warrant in accordance therewith.

Dated: ______________

TRUGOLF HOLDINGS, INC. (F/K/A DEEP MEDICINE ACQUISITION CORP.)

By:
Name:
Title: